EX- 10.2



                          Agreement

     Reference is made to the Restructuring Agreement between DIONICS, INC. and APPLE BANK FOR SAVINGS dated as of January 31, 1994 (the "Restructuring Agreement"). Capitalized terms used in this Agreement shall have the meanings assigned to those terms in the Restructuring Agreement.

     WHEREAS, in connection with the Restructuring Agreement, Dionics executed and delivered Restructuring Documents to the Bank;

     WHEREAS, all of the Bank's rights under the Restructuring Agreement and the Restructuring Documents have been assigned to D.A.N. Joint Venture, a Limited Partnership
("D.A.N.");

     WHEREAS, certain issues have arisen subsequent to the Interim Maturity Date with respect to the payment of principal and interest under Term Loan A and Term Loan C;

     WHEREAS, the parties have agreed to resolve such issues as hereinafter set forth;

     NOW, THEREFORE, the parties hereby covenant and agree as follows:

     1. D.A.N. represents and warrants that it is the lawful ultimate assignee of the Bank with respect to all of the Bank's rights under the Restructuring Agreement and the Restructuring Documents and with respect to all of the outstanding indebtedness of Dionics as reflected therein. None of such interests has been transferred or otherwise encumbered and no other party has any rights with respect thereto.

     2. The parties acknowledge and agree that the total unpaid accrued interest on Term Loan A and Term Loan C is in the aggregate amount of $86,096.13 as of June 30, 2001 (the "Aggregate Accrued Interest"). Dionics hereby agrees to immediately pay, and D.A.N. agrees to accept, the sum of $57,500.00 in full and complete settlement and discharge of the Aggregate Accrued Interest.

     3.   The parties hereby acknowledge and agree that as
of the date hereof the principal balance owing on Term Loan A is in the amount of $151,386.76 (the "Term Loan A Principal Balance") and the principal balance owing on Term Loan C is in the amount of $89,335.20 (the "Term Loan C Principal Balance"). The Term Loan A Principal Balance shall be paid in 32 consecutive monthly installments of $4,730.83 each commencing August 1, 2001 and until the Term Loan A Principal Balance is paid in full. The Term Loan C Principal Balance shall be paid in 32 consecutive monthly installments of $2,791.67 each commencing August 1, 2001 and until the Term Loan C Principal
Balance is paid in full.   In addition, (a) interest on the
Term Loan A Principal Balance will begin to accrue as of July 3, 2001 at the rate per annum set forth in Replacement Note A and, commencing August 1, 2001 and until the Term Loan A Principal Balance is paid in full, interest shall be paid monthly in arrears on the then outstanding principal balance thereof; and (b) interest on the Term Loan C Principal Balance will begin to accrue as of July 3, 2001 at the rate per annum set forth in Replacement Note C and, commencing August 1, 2001 and until the Term Loan C Principal Balance is paid in full, interest shall be paid monthly in arrears on the then outstanding principal balance thereof.

     4. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall become effective upon the execution and delivery by all parties hereto of this Agreement (or counterpart thereof) and shall not be binding upon any party executing this Agreement (or counterpart thereof) until executed by all parties hereto.

     5. Except as modified herein, Dionics further reaffirms and acknowledges its continuing obligation under the Restructuring Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered the foregoing Agreement on this 11th day of July, 2001.

               D.A.N. Joint Venture,
               a Limited Partnership,
               by its General Partner,
                              Cadle Company of Ohio Inc.


               By:    /s/ William E. Shaulis
               Name:  William E. Shaulis
               Title: Executive Vice President


               Dionics, Inc.


               By:    /s/ Bernard L. Kravitz
               Name:  Bernard L. Kravitz
               Title: President